Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION APPOINTS JOHN P. WAREHAM AS

CHAIRMAN OF THE BOARD OF DIRECTORS

Mentor, Ohio (May 17, 2005) – STERIS Corporation (NYSE: STE) today announced that its Board of Directors has appointed John P. Wareham as Chairman of the Board. Mr. Wareham succeeds Dr. Jerry E. Robertson, Chairman since 2000, who will remain as a Director of the Board until his retirement at the Company’s Annual Meeting of Shareholders on July 29, 2005.

Mr. Wareham joined STERIS’s Board of Directors in 2000. He recently retired as Chairman, President and Chief Executive Officer of Beckman Coulter, Inc., a leading manufacturer of biomedical testing instrument systems, tests and supplies that simplify and automate laboratory processes. Mr. Wareham also serves as a member of the Board of Directors of Resmed, Inc., and Wilson Greatbatch Technologies, Inc.

“Jack has been a strong contributor to the STERIS Board and we welcome his appointment as Chairman,” said Les C. Vinney, STERIS’s President and Chief Executive Officer. “He is an experienced leader who brings a unique perspective on our industry from his many years at Beckman Coulter. I personally look forward to further benefiting from his experience and leadership in this expanded role. I would also like to thank Jerry Robertson for his many contributions during his tenure on the STERIS Board, particularly in his role as Chairman during a period of considerable change and expansion at STERIS. I will miss his valuable counsel.”

Dr. Robertson has served as a member of STERIS’s Board since 1994 and has played a crucial role in the growth of the Company. During his tenure as Chairman of the Board, he led the Company as it transitioned through a strengthening of the management team, restructuring of operations and its positioning for future growth. The Company’s improved performance during his time as Chairman resulted in a considerable increase in shareholder value. Dr. Robertson

STERIS Corporation

News Announcement

worked at 3M for more than 30 years including ten years as Executive Vice President, Life Sciences Sector. He also served four years on 3M’s Board of Directors prior to retiring from the Company.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries

STERIS Corporation

News Announcement

where the Company does a sizeable amount of business, and (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services.

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